Exhibit (a)(1)(iii)

Letter of Transmittal

Regarding Shares in Oaktree Strategic Credit Fund

Tendered Pursuant to the Offer to Purchase

Dated November 15, 2024

The Offer and withdrawal rights will expire on December 13, 2024 and this Letter of Transmittal must be received by

the Fund’s Transfer Agent, either by mail, email or fax, by 11:59 p.m.,

Eastern Time, on December 13, 2024, unless the Offer is extended

Complete this Letter of Transmittal and follow the Transmittal

Instructions included herein

Ladies and Gentlemen:

The undersigned hereby tenders to Oaktree Strategic Credit Fund, a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”) and is organized as a Delaware statutory trust (the “Fund”), the common shares of beneficial interest in the Fund (the “Shares”) or portion thereof held by the undersigned, described and specified below, on the terms and conditions set forth in the Offer to Purchase dated November 15, 2024 (the “Offer to Purchase”), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”). The Tender and this Letter of Transmittal are subject to all the terms and conditions set forth in the Offer to Purchase, including, but not limited to, the absolute right of the Fund to reject any and all tenders determined by it, in its sole discretion, not to be in the appropriate form.

The undersigned hereby sells to the Fund the Shares or portion thereof tendered hereby pursuant to the Offer.

The undersigned hereby warrants that the undersigned has full authority to sell the Shares or portion thereof tendered hereby and that the Fund will acquire good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements or other obligations relating to the sale thereof, and not subject to any adverse claim, when and to the extent the same are purchased by it. Upon request, the undersigned will execute and deliver any additional documents necessary to complete the sale in accordance with the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares or portions thereof tendered hereby.

As set forth in the Fund’s prospectus dated May 13, 2024, as amended and/or supplemented from time to time (the “Prospectus”), there is a limit (the “Fee Cap”) on the aggregate amount of upfront placement fees, brokerage commissions and shareholder servicing and/or distribution fees (the “Fees”) that can be charged to an investor that holds an investment in Class T, Class S and/or Class D shares of the Fund. The Fee Cap is a percentage of the gross proceeds of an investor’s Fund investment as described in the Prospectus. Once the Fee Cap has been met by an investor, that investor will no longer be charged the Fees, and the investor’s Class T, Class S and/or Class D shares, as applicable, will convert into Class I shares without any action required on the investor’s part. Please see the section “Plan of Distribution—Limitations on Underwriting Compensation” in the Prospectus for additional details. By signing below, the undersigned acknowledges and agrees that the undersigned is aware of the Fee Cap and has taken the Fee Cap into consideration in determining whether to request a repurchase of some or all of the undersigned’s Shares.

A non-negotiable, non-transferable and non-interest bearing promissory note for the purchase price will be issued if the Fund accepts for purchase the Shares tendered hereby. The undersigned acknowledges that SS&C GIDS, Inc., the Fund’s transfer agent (the “Transfer Agent”), will hold the promissory note on behalf of the undersigned. Following the determination of the purchase price, cash payment(s) of the purchase price for the

Shares or portion thereof of the undersigned, as described in Section 6 “Purchases and Payment” of the Offer to Purchase, shall be wired to the account from which your subscription funds were debited.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and the obligation of the undersigned hereunder shall be binding on the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in Section 5 “Withdrawal Rights” of the Offer to Purchase, this tender is irrevocable.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY TO THE TRANSFER AGENT.

IF YOU WOULD LIKE ADDITIONAL COPIES OF THE OFFER TO PURCHASE, THIS LETTER OF TRANSMITTAL OR ANY OF THE OTHER DOCUMENTS RELATED TO THE OFFER TO PURCHASE, YOU SHOULD CONTACT THE TRANSFER AGENT TOLL-FREE AT (844) 825-0488 OR THE FUND AT (855) 777-8001.

IT IS UNDERSTOOD THAT THE METHOD OF DELIVERY OF THIS LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE UNDERSIGNED AND THAT THE RISK OF LOSS OF THIS LETTER OF TRANSMITTAL AND OTHER DOCUMENTS SHALL PASS ONLY AFTER THE TRANSFER AGENT HAS ACTUALLY RECEIVED THE LETTER OF TRANSMITTAL. IF DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT ALL SUCH DOCUMENTS BE SENT BY PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

Confirmation of receipt of this Letter of Transmittal may be directed to the Transfer Agent by phone at 844-825-0488 or by mail at the following address: SS&C GIDS, Inc., Attention: Oaktree Strategic Credit Fund, 430 W 7th Street, Suite 219790, Kansas City, MO 64105-1407. The Fund strongly recommends that you confirm receipt of your Letter of Transmittal with the Transfer Agent by calling 844-825-0488, Monday through Friday, except holidays, during normal business hours of 8:00 a.m. to 5:00 p.m. (Central Time).

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VALUATION DATE: December 31, 2024

TENDER OFFER EXPIRATION DATE: 11:59 p.m. (Eastern Time), December 13, 2024

PARTS 1, 2, 3, AND 4 MUST BE COMPLETED AND IN GOOD ORDER IN ORDER TO PROCESS YOUR REQUEST

If You Invest In The Fund Through A Financial Intermediary Through Whom You Expect To Have Your Tender Offer Request Submitted, Please Allow For Additional Processing Time As This Letter of Transmittal Must Ultimately Be Received By The Fund’s Transfer Agent No Later Than 11:59 p.m. (Eastern Time) On The Expiration Date.

PLEASE SEND COMPLETED FORMS TO THE FUND’S TRANSFER AGENT AT:

Regular Mail	Fax: 816-398-6662 (local); 833-623-2398 (toll-free) FOR ADDITIONAL INFORMATION CALL: 844-825-0488 Email OAKCAPITAL.ai@dstsystems.com

SS&C GIDS, Inc.

Attn: Oaktree Strategic Credit Fund

P.O. Box 219790

Kansas City, MO 64121-9790

Overnight Mail

SS&C GIDS, Inc.

Attn: Oaktree Strategic Credit Fund

430 W 7th Street, Suite 219790

Kansas City, MO 64105-1407

PART 1 – NAME (AS IT APPEARS ON YOUR OAKTREE STRATEGIC CREDIT FUND STATEMENT) AND CONTACT INFORMATION:

Fund Name:

Fund Account #:

Account Name/Registration:

Address:

City, State, Zip Telephone Number:

Email Address:

Financial Intermediary Firm Name:

Financial Intermediary Account #:

Financial Advisor Name:

Financial Advisor Telephone #:

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PART 2 – REQUESTED TENDER AMOUNT

Please select repurchase type by checking one of the boxes below. If you are requesting a partial repurchase, please provide a number of Shares.

☐	Full Repurchase
☐	Partial Repurchase* of Class I Shares ( Shares)
☐	Partial Repurchase* of Class S Shares ( Shares)
☐	Partial Repurchase* of Class D Shares ( Shares)
☐	Partial Repurchase* of Class T Shares ( Shares)
*

Please only provide a number of Shares, not a dollar amount. If the requested partial repurchase would put your account balance below the required minimum balance of $500, the Fund may reduce the amount to be repurchased such that the required minimum balance is maintained, unless you indicate otherwise by checking the following box:

☐	Change request to Full Repurchase if amount requested to be repurchased would need to be reduced to maintain minimum account balance

OAKTREE STRATEGIC CREDIT FUND ACCOUNT # (should be the same as in Part 1):

PART 3 – PAYMENT

Payments will be directed back to the account from which your subscription funds were debited. Contact your financial intermediary or account manager if you have any questions.

PART 4 – SIGNATURE(S)

The undersigned subscriber acknowledges that this request is subject to all the terms and conditions set forth in the Fund’s Prospectus and the Offer to Purchase and all capitalized terms used herein have the meaning as defined in the Fund’s Prospectus. This request is irrevocable except as described in the Offer to Purchase. The undersigned represents that the undersigned is the beneficial owner of the shares in the Fund to which this repurchase request relates, or that the person signing this request is an authorized representative of the tendering shareholder.

In the case of joint accounts, each joint holder must sign this repurchase request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

Signature	Print Name of Authorized Signatory (and Title if applicable)	Date

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